Exhibit 24

POWER OF ATTORNEY

The undersigned, Textron Inc. (“Textron”) a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint E. Robert Lupone, Elizabeth C. Perkins, Jayne M. Donegan and Ann T. Willaman, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities and Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of Textron’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to such Annual Report filed with the Securities and Exchange Commission, to any and all amendments to such Annual Report, to any instruments or documents or other writings in which the original or copies thereof are to be filed as a part of or in connection with such Annual Report or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name thereto, as of the 13th day of February, 2013.

TEXTRON INC.

SEAL

	By:	/s/ Scott C. Donnelly
Scott C. Donnelly
Chairman, President and
Chief Executive Officer

ATTEST:

/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel,
Secretary and Chief Compliance Officer

/s/ Scott C. Donnelly

Scott C. Donnelly

Chairman, President, Chief

Executive Officer and Director

(principal executive officer)

/s/ Kathleen M. Bader

Kathleen M. Bader

Director

/s/ R. Kerry Clark

R. Kerry Clark

Director

/s/ James T. Conway

James T. Conway

Director

/s/ Ivor J. Evans

Ivor J. Evans

Director

/s/ Lawrence K. Fish

Lawrence K. Fish

Director

/s/ Paul E. Gagné

Paul E. Gagné

Director

/s/ Dain M. Hancock

Dain M. Hancock

Director

/s/ Lord Powell of Bayswater KCMG

Lord Powell of Bayswater KCMG

Director

/s/ Lloyd G. Trotter

Lloyd G. Trotter

Director

/s/ James L. Ziemer

James L. Ziemer

Director

/s/ Frank T. Connor

Frank T. Connor

Executive Vice President and Chief

Financial Officer

(principal financial officer)

/s/ Richard L. Yates

Richard L. Yates

Senior Vice President and Corporate

Controller

(principal accounting officer)